 Exhibit 3.1

AMENDED AND RESTATED
BY-LAWS OF
DISCOVERY LABORATORIES, INC.
(A Delaware Corporation)

ARTICLE I

Meetings of Stockholders

Section 1.                                Annual Meeting.  The annual meeting of the stockholders of Discovery Laboratories, Inc. (the "Corporation"), for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such date and time as shall be designated by the Board of Directors (the “Board”), the Chairman of the Board or the President.

Section 2.                                Special Meeting.  Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board, the Chairman of the Board or the Chief Executive Officer.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 3.                                Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than 10 nor more than 60 days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his or her address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to the stockholder at such other address.  If mailed, such notice shall be deemed to be delivered when deposited in United States mail so addressed with postage thereon prepaid.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.  Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which may have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4.                                Place of Meetings.  Meetings of the stockholders my be held at such place, within or without the State of Delaware, as the Board or other officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

Section 5.                                Quorum.  At all meetings of the stockholders, the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”).  In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then the chairman of the meeting, as set forth in Section 6 below, may adjourn the meeting from time to time.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6.                                Organization.  At each meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President or an Executive Vice President, or in the absence of all the foregoing, any person chosen by a majority of those stockholders present shall act as chairman of the meeting.  The Secretary, or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

Section 7.                                Order of Business.  The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Section 8.                                Voting.  Except as otherwise provided by statute, the Certificate of Incorporation or any certificate duly filed in the office of the Secretary of State of the State of Delaware, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact.  Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies.  No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.  Except as otherwise provided by statute, these Amended and Restated By-Laws (the “By-Laws”), or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot.  On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted

Section 9.                                Nominations. The procedures governing stockholder nominees of candidates to elections of the Board of Directors or to fill vacancies, as applicable, shall be administered by the Corporation’s Nomination Committee.  This Section 9 shall be the exclusive means by which a stockholder may make such nominations before any meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting). For nominations for election to the Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Corporation.  In addition to other applicable requirements, to be timely, a notice of nominations or other business to be brought before an annual meeting of stockholders must be substantially in the form set forth below and delivered to the Secretary not later than the date set forth in the “Stockholder Proposals” section of the Proxy Statement delivered by the Corporation to its stockholders, and filed with the Securities and Exchange Commission, in connection with the preceding year's annual meeting.  If the Corporation did not deliver a Proxy Statement in connection with the preceding year's annual meeting, such notice must be delivered not less than 120 nor more than 150 days prior to the first anniversary of the preceding year's annual meeting; provided, that if the date of an annual meeting is more than 30 days before or more than 60 days after such anniversary, all notices must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Corporation.  With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Corporation.  Any stockholder delivering notice to the Secretary under this Section 9, Article I must be a stockholder of record on the date such notice is delivered.  The Secretary shall deliver the notice to the Nomination Committee.  No stockholder nominee may be a candidate for election at any meeting of stockholders or otherwise elected to fill a vacancy in the Board unless such person has been approved by the Nomination Committee and was nominated in accordance with the procedures set forth in this Section 9, Article I.  If the facts warrant, the Board, or the chairman of a stockholders meeting at which Directors are to be elected may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, no election may be made with respect to such nominee.  The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the superior rights, if any, of the holders of any class or series of stock having a preference over the common stock.  The procedures set forth in this Section 9 of Article I for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

If a stockholder attempts to nominate a candidate to the Board and complies with the procedure set forth in this Section 9, Article I but the Nomination Committee rejects such stockholder’s nomination, such stockholder may nominate such candidate notwithstanding the decision of the Nomination Committee at the next election of Directors after such candidate was rejected by the Nomination Committee if such stockholder delivers to the Secretary written requests that such person be nominated to the Board from stockholders holding at least 50% of the eligible votes as of the record date of such election.

To be in proper written form, each such notice to the Secretary delivered in connection with a stockholder nomination must set forth as to each person whom the stockholder proposes to nominate for election as a director:

(i) the name, age, business address and residence address of the person;
(ii) the principal occupation or employment of the person;
(iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person;
(iv) a representation that the person does not have, nor will not have, any undisclosed voting commitments or other arrangements with respect to such person’s actions as a director; and
(v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

Each such notice to the Secretary must also set forth as to the stockholder giving the notice:

(i) the name and record address of such stockholder;
(ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder;
(iii) a description of all arrangements, material relationships, or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;
(iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice;
(v) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other director indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(vi) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation;
(vii) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(viii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation;
(ix) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(x) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date; and
(xi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

All notices delivered to the Secretary in connections must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

Section 10.                            Stockholder Proposals. The procedures governing stockholder proposals, other than the nomination of a director or directors by a stockholder, (“Other Business”)  of business to be conducted at meetings of stockholders shall be administered by the Corporation’s Nomination Committee. This Section 10 shall be the exclusive means by which a stockholder may submit any Other Business that the stockholder proposes to bring before an any meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting).  At any meeting of the stockholders, only such Other Business shall be conducted as shall have been properly brought before such meeting.  To be properly brought before a meeting, Other Business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise properly brought before the meeting by or at the direction of the Board; or (c) otherwise properly brought before the meeting by a stockholder.  For Other Business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely written notice thereof to the Secretary of the Corporation.  In addition to other applicable requirements set forth in the Exchange Act, to be timely, a notice of other Other Business to be brought before an annual meeting of stockholders must be substantially in the form set forth below and delivered to the Secretary not later than the date set forth in the “Stockholder Proposals” section of the Proxy Statement delivered by the Corporation to its stockholders, and filed with the Securities and Exchange Commission, in connection with the preceding year's annual meeting.  If the Corporation did not deliver a Proxy Statement in connection with the preceding year's annual meeting, such notice must be delivered not less than 120 nor more than 150 days prior to the first anniversary of the date of the Corporation's proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, that if (A) the date of an annual meeting is more than 30 days before or more than 60 days after such anniversary, or (B) no proxy statement was delivered to stockholders by the Corporation in connection with the preceding year's annual meeting, all notices must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (i) 60 days prior to the annual meeting or (ii) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Corporation.  With respect to special meetings of stockholders, such notice must be delivered to the Secretary not more than 90 days prior to such meeting and not later than the later of (i) 60 days prior to such meeting or (ii) 10 days following the date on which public announcement of the date of such meeting is first made by the Corporation.  Any stockholder delivering notice to the Secretary under this Section 10 of Article I must be a stockholder of record on the date such notice is delivered.  The Nomination Committee must approve each stockholder proposal of other business before such proposal may be voted on at any meeting of stockholders or otherwise.  No stockholder proposal of other business before such proposal may be voted on at any meeting of stockholders or otherwise unless such proposal was approved in accordance with the procedures set forth in this Section 10 of Article I.  The procedures set forth in this Section 10 of Article I for submission of any Other Business that the stockholder proposes to bring before any meeting of stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.  If the chairman of a meeting of stockholders determines that Other Business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the Other Business was not properly brought before the meeting and such Other Business shall not be transacted.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the meeting:

(i) a brief description of the Other Business desired to be brought before the meeting and the reasons for conducting such Other Business at the meeting;
(ii) the name and record address of such stockholder;
(iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder;
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such Other Business by such stockholder and any material interest of such stockholder in such business;
(v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting;
 (vi) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other director indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;
(vii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company;
(viii) any short interest in any security of the Company (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);
(ix) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation;
(x) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(xi)  any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and
(xii) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal.

Section 11.                                List of Stockholders.  The officer who has charge of the stock ledger of the Corporation, or the transfer agent of the Corporation's stock, if there be one then acting, shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, at the place where the meeting is to be held or at the office of the transfer agent.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 12.                                Inspectors. The Board may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  Upon the request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector of an election of directors.  Inspectors need not be stockholders.

Section 13.                                Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation, any action required by Subchapter VII of the General Corporation Law of the State of Delaware, to be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE II

Board Of Directors

Section 1.                                General Powers.  The business and affairs of the Corporation shall be managed by the Board.  The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.                                Number, Qualifications, Elections and Term of Office.  The number of directors of the Corporation (“Directors”) shall be fixed from time to time by the vote of a majority of the entire Board then in office and the number thereof may thereafter by like vote be increased or decreased to such greater or lesser number (not less than three) as may be so provided, subject to the provisions of Section 11 of this Article II.  All of the Directors shall be of full age and need not be stockholders.  Except as otherwise provided by statute or these By-Laws, the Directors shall be elected at the annual meeting of the Stockholders for the election of Directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such meeting shall be elected.  Each Director shall hold office until the next annual meeting of the stockholders and until his successors shall have been duly elected and qualified, or until such Director’s death, or until such Director shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

Section 3.                                Place of Meetings.  Meetings of the Board may be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

Section 4.                                Annual Meeting.  The Board shall meet for the purpose of organization, the election or appointment of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held.  Notice of such meeting need not be given.  Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

Section 5.                                Regular Meetings.  Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.  Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

Section 6.                                Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, two or more directors or the President of the Corporation.

Section 7.                                Notice of Meetings.  Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7 of Article II, in which notice shall be stated the time and place (within or without the State of Delaware) of the meeting.  Notice of each such meeting shall be delivered to each Director either personally or by telephone, telegraph, cable or wireless, at least 24 hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.  Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

Section 8.                                Quorum and Manner of Acting.  A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board.  Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all participants in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at a meeting.  In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board, need not be held.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

Section 9.                                Organization.  At each meeting of the Board, the Chairman of the Board (or, in his or her absence or inability to act, the President, or, in his or her absence or inability to act, another Director chosen by a majority of the Directors present) shall act as chairman of the meeting and preside thereat.  The Secretary (or, in his or her absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 10.                                Resignations. Any Director may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.                                Vacancies.  Vacancies, including newly created directorships, may be filled by the decision of majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

Section 12.                                Removal of Directors.  Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any Director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding shares of stock entitled to vote for the election of the stockholders called and held for that purpose, or by a majority vote of the Board at a meeting called for such purpose, and the vacancy in the Board caused by any such removal may be filled by such stockholders or Directors, as the case may be, at such meeting, and if the stockholders shall fail to fill such vacancy, such vacancy shall be filled in the manner as provided by these By-Laws.

Section 13.                                Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of Directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 14.                                Action by the Board.  To the extent permitted under the laws of the State of Delaware, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

ARTICLE III

Executive and Other Committees

Section 1.                                Executive and Other Committees.  The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the Committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Each committee shall keep minutes of its proceedings and shall, report such minutes to the Board when required.  All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2.                                General.  A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7.  The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

ARTICLE IV

Officers

Section 1.                                Number and Qualifications.  The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), the Treasurer and the Secretary.  Any two or more offices may be held by the same person.  Such officers shall be elected or appointed from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his or her successor shall have been duly elected or appointed and shall have qualified, or until such Officer’s death, or until such Officer shall have resigned, or have been removed, as hereinafter provided in these By-Laws.  The Board may from time to time elect a Vice Chairman of the Board, and the Board may from time to time elect, or the Chairman of the Board, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing.

Section 2.                                Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.                                Removal.  Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.  Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4.                                Vacancies.  A vacancy in any office, whether arising from death, disability, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 5.                                a.           The Chairman of the Board.  The Chairman of the Board, if one be elected, shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex officio member of all committees of the Board.  He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board.

 b.            The Vice Chairman of the Board.  The Vice Chairman of the Board, if one be elected, shall have such powers and perform all such duties as from time to time may be assigned to him by the Board or the Chairman of the Board and, unless otherwise provided by the Board, shall in the case of the absence or inability to act of the Chairman of the Board, perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

Section 6.                                The President. The President shall be the chief executive officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board.  If no Chairman of the Board is elected or at the request of the Chairman of the Board, or in the case of his absence or inability to act, unless there be a Vice Chairman of the Board so designated to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.  He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

Section 7.                                Vice Presidents.  Each Executive Vice President, each Senior Vice President and each Vice President shall have such powers and perform all such duties as from time to time may be assigned to such person by the Board, the Chairman of the Board or the President.  They shall in the order of their seniority, have the power and may perform the duties of the Chairman of the Board and the President.

Section 8.                                The Treasurer.  The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds.  He or she shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.  He or she shall perform the duties of controller if no one is elected to that office.

Section 9.                                The Secretary. The Secretary shall:

(a)	keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b)	see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)
be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)	see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)	in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President.

Section 10.                                Officer's Bonds or Other Security.  If required by the Board, any officer of the Corporation may be required to give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

Section 11.                                Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a Director shall not have any vote in the determination of the amount of compensation paid to him.

ARTICLE V

Indemnification

The Corporation shall, to the fullest extent permitted by the laws of the state of Delaware, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or Directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which such person acted as officer or director at the request of the Corporation.

ARTICLE VI

Contracts, Checks, Drafts, Bank Account, Etc.

Section 1.                                Execution of Contracts.  Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may, from time to time, direct.  Such authority may be general or confined to specific instances as the Board may determine.  Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

Section 2.                                Loans.  Unless the Board shall otherwise determine, either (a) the Chairman of the Board, the Vice Chairman of the Board or the President, singly, or (b) a Vice President, together with the Treasurer, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances way make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

Section 3.                                Checks, Drafts, Etc.  All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

Section 4.                                Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation my be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such manner as the Board may determine by resolution.

Section 5.                                General and Special Bank Accounts.  The Board may, from time to time, authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

Section 6.                                Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the President or a Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation, and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VII

Shares, Etc.

Section 1.                                Stock Certificates. Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in a form approved by the Board. Each certificate shall be signed in the name of the Corporation by (A) the Chairman or Vice Chairman of the Board or the President or a Vice President, and (B) the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or one of its employees, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

Section 2.                                Books of Account and Record of Shareholders.  The books and records of the Corporation may be kept at such places within or without the state of incorporation as the Board of Directors may from time to time determine.  The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 3.                                Transfer of Shares. Subject to any restrictions on transfer and unless otherwise provided by the Board, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the shares in certificated form, properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as otherwise provided by applicable law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.  Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

Section 4.                                Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5.                                Lost, Destroyed or Mutilated Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representative to give the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that way be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate.  Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 6.                                Fixing of Record Date.  In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix in advance a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

Offices

Section 1.                                Principal or Registered Office.  The principal registered office of the Corporation shall be at such place as may be specified in the Certificate of Incorporation or other certificate filed pursuant to law, or if none be so specified, at such place as may from time to time be fixed by the Board.

Section 2.                                Other Offices. The Corporation also may have an office or offices other than said principal or registered office, at such place or places either within or without the State of Delaware.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be determined by the Board.

ARTICLE X

Seal

The Board shall provide a corporate seal which shall contain the name of the Corporation, the words "Corporate Seal" and the year and State of Delaware.

ARTICLE XI

Amendments

Section 1.                                Stockholders. These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are required to vote by class by a majority of the appropriate class, in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting.

Section 2.                                Board of Directors. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board at any meeting of the Board; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meetings.  By-Laws adopted by the Board may be amended or repealed by the stockholders as provided in Section 1 of this Article XI.

ARTICLE XII

Miscellaneous

Section 1.                                Interested Directors.  No contract or other transaction between the Corporation and any other corporation shall be affected and invalidated solely by the fact that any one or more of the Directors of the Corporation is or are interested in or is a director or officer or are directors or officers of such other corporation, and any Director or Directors, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firm or corporation shall be affected or invalidated by the fact that any Director of the Corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or associations, and each and every person who may become a Director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or herself, any firm, association or corporation in which such Director may be in any way interested.

Section 2.                                Ratification.  Any transaction questioned in any stockholders derivative suit on the grounds of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, nondisclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board or, by the stockholders in case less than a quorum of Directors are qualified, and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders, and shall constitute a bar to any claim or execution of any judgment, in respect of such questioned transaction.